F E L D H A M M E R
                          F I S H M A N

               C  0 M P T A B L E S     A G R E E S
            C H A R T E R E D   A C C 0 U N T A N T S






                        REVIEW ENGAGEMENT REPORT


 To the Shareholder of
 AMERI-CAN EQUIPMENT SALES & LEASING INC.

 We have reviewed the balance sheet of AMERI-CAN EQUIPMENT SALES & LEASING INC. as at January 31, 1997 and the statements of earnings, deficit and changes in financial position for the year then ended. Our review was made in accordance with generally accepted standards for review engagements and accordingly consisted primarily of enquiry, analytical procedures and discussion related to information supplied to us by the company.

 A review does not constitute an audit and consequently we do not express an audit opinion on these financial statements.

 Based on our review, nothing has come to our attention that causes us to believe that these financial statements are not, in all material respects, in accordance with generally accepted accounting principles.


                                                /s/ Feldhammer Fishman

                                               Chartered Accountants



Montreal, Quebec
March 31, 1997


                      Feldhammer Fishman S.E.N.C.
      5050 De Sorel, Suite 110, Montreal, Quebec, Canada H4P 1G5
  Tel. (514) 735-5375  Fax: (514) 738-8137  Internet: ffgroup@citenet.net

                  AMERI-CAN EQUIPMENT SALES & LEASING INC.

                            STATEMENT OF EARNINGS

                     FOR THE YEAR ENDED JANUARY 31, 1997
                                 (Unaudited)


                                          1997            1996

SALES                                  $ 286,908       $ 190,071

COST OF SALES                            149,685          97,054
                                       ----------      ----------
GROSS PROFIT                             137,223          93,017
                                       ----------      ----------
EXPENSES (Schedule)
  Selling                                 41,807          30,206
  Administrative                          88,340          59,760
  Financial                                1,604           2,043
                                       ----------      ----------
                                         131,751          92,009
                                       ----------      ----------
EARNINGS BEFORE INCOME TAXES               5,472           1,008

  Provision for income taxes               1,221             356
                                       ----------      ----------
NET EARNINGS                               4,251       $     652
                                       ==========      ==========


                          See accompanying notes

                  AMERI-CAN EQUIPMENT SALES & LEASING INC.
          (Incorporated under the Canada Business Corporations Act)

                              BALANCE SHEET

                          AS AT JANUARY 31, 1997
                                (Unaudited)

                                              1997             1996

                        ASSETS

CURRENT
   Cash                                     $      -         $  3,288
   Accounts receivable                        21,454           13,868
                                            ---------        ---------
                                              21,454           17,156
                                            ---------        ---------
CAPITAL ASSETS (Note 2)                       11,879           15,946
                                            ---------        ---------
                                            $ 33,333         $ 33,102
                                            =========        =========

                    LIABILITIES

CURRENT
   Bank overdraft                           $  3,418         $      -
   Accounts payable and accruals              64,425           88,760
   Income taxes payable                        1,221              356
   Due to affiliated company                  44,100                -
   Current portion of long-term debt               -            4,068
                                            ---------        ---------
                                             113,164           93,184
                                            ---------        ---------

            SHAREHOLDER'S DEFICIENCY

SHARE CAPITAL (Note 4)                           200              200

DEFICIT                                      (80,031)         (60,282)
                                            ---------        ---------
                                             (79,831)         (60,082)
                                            ---------        ---------
                                            $ 33,333           33,102
                                            =========        =========

                    See accompanying notes


Approved:

________________________ Director

                  AMERI-CAN EQUIPMENT SALES & LEASING INC.

                            STATEMENT OF DEFICIT

                     FOR THE YEAR ENDED JANUARY 31, 1997
                                 (Unaudited)



                                       1997                 1996

BALANCE - BEGINNING                 $ (60,282)           $ (45,934)

   Net earnings                         4,251                  652
                                    ----------           ----------

                                      (56,031)             (45,282)

   Dividend paid                      (24,000)             (15,000)
                                    ----------           ----------

BALANCE - ENDING                    $ (80,031)           $ (60,282)
                                    ==========           ==========


                           See accompanying notes


                  AMERI-CAN EQUIPMENT SALES & LEASING INC.

                 STATEMENT OF CHANGES IN FINANCIAL POSITION

                     FOR THE YEAR ENDED JANUARY 31, 1997
                                 (Unaudited)

                                                             1997             1996

CASH PROVIDED BY (USED IN)
THE FOLLOWING ACTIVITIES:

OPERATING
  Net earnings                                             $  4,251         $    652
  Item not affecting cash:
     Depreciation of capital assets                           4,067            5,556
                                                           ---------        ---------
                                                              8,318            6,208
  Change in non-cash operating assets and liabilities       (31,056)         (35,861)
                                                           ---------        ---------
                                                            (22,738)         (29,653)
                                                           ---------        ---------
FINANCING
  Net change in loans to or from affiliated company          44,100           68,288
  Net change in loans from shareholder                            -          (15,457)
  Repayments of lien payable                                 (4,068)          (5,583)
                                                           ---------        ---------
                                                             40,032           47,248
                                                           ---------        ---------
DIVIDEND PAID                                               (24,000)         (15,000)
                                                           ---------        ---------
NET CHANGE IN CASH                                           (6,706)           2,595

CASH POSITION - BEGINNING                                     3,288              693
                                                           ---------        ---------
CASH POSITION - ENDING                                     $ (3,418)        $  3,288
                                                           ==========       =========

                           See accompanying notes


                  AMERI-CAN EQUIPMENT SALES & LEASING INC.

                            SCHEDULE OF EXPENSES

                     FOR THE YEAR ENDED JANUARY 31, 1997
                                 (Unaudited)


                                                        1997           1996

SELLING
   Automotive                                         $ 16,951       $ 12,723
   Commission agents                                       262          1,100
   Promotion                                             2,617          2,741
   Travel                                               19,341          9,876
   Depreciation of rolling stock                         2,636          3,766
                                                      ---------      ---------
                                                      $ 41,807       $ 30,206
                                                      =========      =========
ADMINISTRATIVE
   Consulting fees                                    $  5,000       $ 25,000
   Insurance                                                 -            264
   Office and general                                   18,071          9,832
   Professional fees                                     3,019          8,550
   Rent                                                  7,875          8,400
   Salaries and fringe benefits                         48,322              -
   Telecommunications                                    4,622          5,924
   Depreciation of office furniture and equipment        1,431          1,790
                                                      ---------      ---------
                                                      $ 88,340       $ 59,760
                                                      =========      =========
FINANCIAL
   Interest and bank charges                          $  1,525       $  1,276
   Interest on long-term debt                               79            767
                                                      ---------      ---------
                                                      $  1,604       $  2,043
                                                      =========      =========

                           See accompanying notes

                  AMERI-CAN EQUIPMENT SALES & LEASING INC.

                     NOTES TO THE FINANCIAL STATEMENTS

                    FOR THE YEAR ENDED JANUARY 31, 1997
                               (Unaudited)


1. SIGNIFICANT ACCOUNTING POLICIES

   Depreciation of Capital Assets:

   Capital assets are depreciated on the diminishing balance method at the following rates:

            Office furniture and equipment       20%
            Rolling stock                        30%


2. CAPITAL ASSETS

                                        At      Accumulated         Net Book Value
                                        Cost    Depreciation       1997        1996

    Office furniture and equipment    $19,420     $13,692        $ 5,728     $ 7,159
    Rolling stock                      28,464      22,313          6,151       8,787
                                      -------     -------        -------     -------
                                      $47,884     $36,005        $11,879     $15,946
                                      =======     =======        =======     =======



3. SHARE CAPITAL

  AUTHORIZED - Unlimited as to number and capital contribution.

  Class "A"    voting, participating shares.

  Class "B"    non-voting, participating shares.

  Class "C"    voting, non-participating shares which are
               redeemable at the option of the corporation at their paid-in amount.

  Class "D"    non-voting, non-participating shares which are
               redeemable at the option of the corporation at their paid-in amount.

  Class "E"    voting, non-participating shares which are
               redeemable at the option of the holder at their paid-in amount.

  Class "F"    non-voting, non-participating shares which are
               redeemable at the option of the holder at their paid-in amount.

 ISSUED:

    200        Class "A" shares                 $  200
                                                =======

                      AUDITORS' REPORT

To the Shareholder of
AMERI-CAN EQUIPMENT SALES & LEASING INC.

We have audited the balance sheet of AMERI-CAN EQUIPMENT SALES & LEASING INC. as at January 31, 1998 and the statements of earnings, retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at January 31, 1998 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted Canadian accounting principles (which are in conformity with generally accepted accounting principles in the United States of America).


                                                /s/ Feldhammer Fishman

                                               Chartered Accountants



Montreal, Quebec
March 12, 1998


                      Feldhammer Fishman S.E.N.C.
      5050 De Sorel, Suite 110, Montreal, Quebec, Canada H4P 1G5
  Tel. (514) 735-5375  Fax: (514) 738-8137  Internet: ffgroup@citenet.net


                         AMERI-CAN EQUIPMENT SALES & LEASING INC.
                (Incorporated under the Canada Business Corporations Act)

                                     BALANCE SHEET

                                 AS AT JANUARY 31, 1998
                                            ($US)

                                                                     1998         1997

                                         ASSETS

   CURRENT
     Accounts receivable (Net of allowance for uncollectable
        amounts of $687)                                         $   7,177    $   15,908
     Advance receivable (Note 3)                                     4,808             -
                                                                 ----------   -----------
                                                                    11,985        15,908
                                                                 ----------   -----------
   CAPITAL ASSETS (Note 4)                                           6,639         8,799
                                                                 ----------   -----------
                                                                 $  18,624    $   24,707
                                                                 ==========   ===========
                                      LIABILITIES

   CURRENT
     Bank overdraft (Note 5)                                     $  34,671    $    2,534
     Accounts payable and accruals                                  17,661        47,771
     Income taxes payable                                            4,064           905
     Due to affiliated company (Note 7)                                  -        32,700
                                                                 ----------   -----------
                                                                    56,396        83,910


                                SHAREHOLDER'S DEFICIENCY

   SHARE CAPITAL (Note 6)                                              150           150

   DEFICIT                                                         (37,922)      (59,353)
                                                                 ----------   -----------
                                                                   (37,772)      (59,203)
                                                                 ----------   -----------
                                                                 $  18,624    $   24,707
                                                                 ==========   ===========


                                         See accompanying notes

   Approved:

   _________________________ Director


                 AMERI-CAN EQUIPMENT SALES & LEASING INC.

                           STATEMENT OF EARNINGS

                   FOR THE YEAR ENDED JANUARY 31, 1998
                                 ($US)


                                                1998           1997

   SALES                                    $  190,126    $   210,405

   COST OF SALES                                59,162        109,772
                                            ----------    ------------
   GROSS PROFIT                                130,964        100,633
                                            ----------    ------------
   EXPENSES (Schedule)
     Selling                                    59,250         30,659
     Administrative                             42,820         64,956
     Financial                                   3,189          1,176
                                            ----------    ------------
                                               105,259         96,791
                                            ----------    ------------
   EARNINGS BEFORE INCOME TAXES                 25,705          3,842

     Provision for income taxes                  4,274            895
                                            ----------    ------------
   NET EARNINGS                             $   21,431    $     2,947
                                            ==========    ============


                     See accompanying notes

                 AMERI-CAN EQUIPMENT SALES & LEASING INC.

                          STATEMENT OF DEFICIT

                  FOR THE YEAR ENDED JANUARY 31, 1998
                                ($US)





                                            1998             1997

   BALANCE - BEGINNING                $    (59,353)   $     (44,700)

     Net earnings                           21,431            2,947
                                      -------------   ---------------
                                           (37,922)         (41,753)

     Dividend paid                               -          (17,600)
                                      -------------   ---------------

   BALANCE - ENDING                   $    (37,922)   $     (59,353)
                                      =============   ===============


                          See accompanying notes

                               AMERI-CAN EQUIPMENT SALES & LEASING INC.

                              STATEMENT OF CHANGES IN FINANCIAL POSITION

                                 FOR THE YEAR ENDED JANUARY 31, 1998
                                                 ($US)


                                                                  1998                1997

   CASH PROVIDED BY (USED IN)
   THE FOLLOWING ACTIVITIES:

   OPERATING
     Net earnings                                           $     21,431         $     2,947
     Item not affecting cash:
        Depreciation of capital assets                             2,160               2,983
                                                            -------------        ------------
                                                                  23,591               5,930
     Change in non-cash operating assets and liabilities         (23,028)            (23,004)
                                                            -------------        ------------
                                                                     563             (17,074)
                                                            -------------        ------------
   FINANCING
     Net change in loans to or from affiliated company           (32,700)             32,700
     Repayments of lien payable                                        -              (3,013)
                                                            -------------        ------------
                                                                 (32,700)             29,687
                                                            -------------        ------------
   DIVIDEND PAID                                                       -             (17,600)
                                                            -------------        ------------
   NET CHANGE IN CASH                                            (32,137)             (4,987)

   CASH POSITION - BEGINNING                                      (2,534)              2,453
                                                            -------------        ------------
   CASH POSITION - ENDING                                   $    (34,671)        $    (2,534)
                                                            =============        ============


                                     See accompanying notes



                            AMERI-CAN EQUIPMENT SALES & LEASING INC.

                                    SCHEDULE OF EXPENSES

                            FOR THE YEAR ENDED JANUARY 31, 1998
                                           ($US)

                                                             1998            1997

   SELLING
     Automotive                                           $  14,551       $  12,431
     Commission agents                                            -             192
     Entertainment                                            1,887           1,919
     Product promotion                                       23,273               -
     Travel                                                  18,206          14,184
     Depreciation of rolling stock                            1,333           1,933
                                                          ----------      ----------
                                                          $  59,250       $  30,659
                                                          ==========      ==========
   ADMINISTRATIVE
     Casual labour (Note 7)                               $   8,122       $       -
     Consulting fees (Note 7)                                14,447           3,667
     Foreign exchange holding gain                           (4,054)              -
     Insurance                                                1,661               -
     Office and general                                       5,798          13,423
     Professional fees                                        6,057           2,214
     Rent (Note 7)                                            4,334           5,775
     Salaries and fringe benefits                                 -          35,437
     Telecommunications                                       5,628           3,390
     Depreciation of office furniture and equipment             827           1,050
                                                          ----------      ----------
                                                          $  42,820       $  64,956
                                                          ==========      ==========
   FINANCIAL
     Interest and bank charges                            $  3,189        $   1,118
     Interest on long-term debt                                  -               58
                                                          ----------      ----------
                                                          $   3,189       $   1,176
                                                          ==========      ==========


                       See accompanying notes


                     AMERI-CAN EQUIPMENT SALES & LEASING INC.

                       NOTES TO THE FINANCIAL STATEMENTS

                       FOR THE YEAR ENDED JANUARY 31, 1998
                                     ($US)

 1.  ORGANIZATION

     The company was incorporated on February 12, 1987 under the Canada Business Corporations Act. The main activity of the company is to produce specialized equipment for sale to the railway industry. Syd Harland, a Canadian resident, is the sole shareholder of the company.

 2.  SIGNIFICANT ACCOUNTING POLICIES

     a) Depreciation of Capital Assets:

     Capital assets are depreciated on the diminishing balance method at the following rates:

              Office furniture and equipment      20%
              Rolling stock                       30%

     b) Income Taxes:

     The income taxes recorded in the financial statements represent current taxes payable as there is no requirement for a provision for deferred income taxes as there are no differences between income as reported in the financial statements and income for tax purposes.

     c) Translation of Financial Statements:

     These financial statements have been converted from Canadian dollars to American dollars. Revenue and expense items were converted at an average rate for the year, 1.3844, while current assets and liabilities were converted at the prevailing year end rate, 1.456, and the capital assets at their historical rate of 1.35.

 3.  ADVANCE RECEIVABLE

     The advance receivable was made to the son of the sole shareholder of the company for services to be rendered in the upcoming fiscal year.

 4.  CAPITAL ASSETS

                                            At          Accumulated               Net Book Value
                                           Cost         Depreciation           1998        1997

     Office furniture and equipment      $  14,385      $  10,990           $  3,395    $  4,243
     Rolling stock                          21,084         17,840              3,244       4,556
                                         ---------      ---------           ---------   --------
                                         $  35,469      $  28,830           $  6,639    $  8,799
                                         =========      =========           =========   ========


                  AMERI-CAN EQUIPMENT SALES & LEASING INC.

                    NOTES TO THE FINANCIAL STATEMENTS

                   FOR THE YEAR ENDED JANUARY 31, 1998
                                ($US)

 5.  BANK OVERDRAFT

     The bank overdraft is secured by a $50,000 term deposit belonging to the spouse of the sole shareholder of the company.

 6.  SHARE CAPITAL

     AUTHORIZED- Unlimited as to number and capital contribution.

     Class "A"  voting, participating shares.

     Class "B"  non-voting, participating shares.

     Class "C"  voting, non-participating shares which are redeemable at the option of the corporation at their paid-in amount.

     Class "D"  non-voting, non-participating shares which are redeemable at the option of the corporation at their paid-in amount.

     Class "E"  voting, non-participating shares which are redeemable at the option of the holder at their paid-in amount.

     Class "F"  non-voting, non-participating shares which are redeemable at the option of the holder at their paid-in amount.

     ISSUED:

        200   Class "A" shares        $  150
                                      ======

                   AMERI-CAN EQUIPMENT SALES & LEASING INC.

                      NOTES TO THE FINANCIAL STATEMENTS

                     FOR THE YEAR ENDED JANUARY 31, 1998
                                   ($US)



 7.  RELATED PARTY TRANSACTIONS

     a) Casual Labour:

     The casual labour charge was paid to the son of the sole shareholder of the company for services rendered.

     b) Consulting Fee:

     The consulting fee was paid to the sole shareholder of the company.

     c) Rent:

     The sole shareholder of the company charged the business $2,600 for use of his personal residence for work purposes.

     d) Due to Affiliated Company:

     The loan balance outstanding of $32,700, as at January 31, 1997 was repaid during the year.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of AMERI-CAN RAILWAY SYSTEMS, INCORPORATED

    We have audited the accompanying statement of financial condition of AMERI-CAN RAILWAY SYSTEMS, INCORPORATED. (a development stage entity) as at January 31, 1999 and the related statements of operations, cash flows and changes in stockholders' equity from the inception of incorporation, May 4, 1998 to January 31, 1999. These statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe this audit provides a reasonable basis for our opinion.

    In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at January 31, 1999 and the results of its operations and its cash flows and changes in stockholders' equity from the inception of incorporation, May 5, 1998 to January 31, 1999 in accordance with generally accepted Canadian accounting principles (which conform to generally accepted accounting principles in the United States of America).

    The accompanying financial statements have been prepared assuming that AMERI-CAN RAILWAY SYSTEMS, INCORPORATED will continue as a going concern. As discussed in Note 2b to the financial statements, AMERI-CAN RAILWAY SYSTEMS, INCORPORATED is a development stage entity and is dependent upon the raising of equity capital, which raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                /s/ Feldhammer Fishman

                                               Chartered Accountants



Montreal, Quebec
February 19, 1999


                      Feldhammer Fishman S.E.N.C.
      5050 De Sorel, Suite 110, Montreal, Quebec, Canada H4P 1G5
  Tel. (514) 735-5375  Fax: (514) 738-8137  Internet: ffgroup@citenet.net

           AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
              (A Development Stage Corporation)

                  STATEMENT OF OPERATIONS

            FROM THE INCEPTION OF INCORPORATION
             MAY 4, 1998 TO JANUARY 31, 1999
                          ($US)


   SALES                                 $       -
                                         ----------
   EXPENSES
     Bank charges                              159
     General                                   711
     Rent                                    1,778
     Telecommunications                      1,338
                                         ----------
                                             3,986
                                         ----------
   NET LOSS                              $  (3,986)
                                         ==========


                    See accompanying notes

              AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
                  (A Development Stage Corporation)

                    STATEMENT OF FINANCIAL CONDITION

                          AS AT JANUARY 31, 1999
                                   ($US)

                              ASSETS

   CURRENT
     Cash in bank                                   $     10,650
     Subscriptions receivable                              2,946
                                                    -------------
                                                          13,596
                                                    -------------
   OTHER ASSETS
     Deferred charges                                     95,208
     Organization costs                                      452
     Registration fee                                      4,975
     Other assets (Note 4)                                 5,000
     Non-compete agreements (Note 4)                           1
     Patents pending (Note 4)                             50,000
                                                    -------------
                                                         155,636
                                                    -------------
                                                    $    169,232
                                                    =============

           LIABILITIES AND STOCKHOLDERS' EQUITY

   CURRENT LIABILITIES
     Accounts payable and accrued liabilities       $     13,025
                                                    -------------
   STOCKHOLDERS' EQUITY
     Common stock (Note 3)                                   973
     Contributed capital                                 159,220
     Deficit - Net loss for the period                    (3,986)
                                                    -------------
                                                         156,207
                                                    -------------
                                                    $    169,232
                                                    =============


                        See accompanying notes


   Approved:

   _________________________ Director

                AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
                   (A Development Stage Corporation)

                       STATEMENT OF CASH FLOWS

                 FROM THE INCEPTION OF INCORPORATION
                   MAY 4, 1998 TO JANUARY 31, 1999
                                 ($US)


   CASH PROVIDED BY (USED IN)
   THE FOLLOWING ACTIVITIES:

   OPERATING
     Net loss                                                  $     (3,986)
     Change in non-cash operating assets and liabilities             13,025
                                                               --------------
                                                                      9,039
                                                               --------------
   INVESTING
     Organization costs                                                (452)
     Deferred charges                                               (95,208)
     Registration fee                                                (4,975)
     Goodwill purchased                                              (5,000)
     Non-compete agreement                                               (1)
     Patents pending                                                (50,000)
                                                               --------------
                                                                   (155,636)
                                                               --------------
   FINANCING
     Subscriptions receivable                                        (2,946)
     Capital stock issued                                               973
     Contributed capital                                            159,220
                                                               --------------
                                                                    157,247
                                                               --------------
   CASH POSITION - ENDING                                      $     10,650
                                                               ==============





                        See accompanying notes

                                   AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
                                      (A Development Stage Corporation)

                                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                      FROM THE INCEPTION OF INCORPORATION
                                        MAY 4, 1998 TO JANUARY 31, 1999
                                                      ($US)


                                                                                                        Total
                                              Common Stock          Contributed       Deficit        Stockholder
                                         Shares          Value       Capital                            Equity

   Balance - Beginning                      -         $     -       $      -          $     -         $      -

   Net loss                                 -               -              -           (3,986)          (3,986)

   Common stock for
   acquisition of assets of
   Ameri-can Equipment
   Sales & Leasing Inc.                    50,000           5          4,995                -            5,000

   Common stock for
   acquisition of patents and
   non-compete agreement                4,520,239         452         49,549                -           50,001

   Cash contributions                   1,983,500         199          4,801                -            5,000

   Common stock for
   lock-up agreement                        6,500           -              -                -                -

   Common stock for
   service contracts                      251,250          25            (25)               -                -

   Common stock sold  for
   $0.0001                              1,915,000         192              -                -              192

   Common stock sold for
   $0.10                                1,000,000         100         99,900                -          100,000
                                        ---------     -------       ---------         ---------       ---------

   Balance - ending                     9,726,489     $   973       $159,220          $ (3,986)       $156,207
                                        =========     =======       =========         =========       =========




                                               See accompanying notes




                AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
                   (A Development Stage Corporation)

             NOTES TO THE STATEMENT OF FINANCIAL CONDITION

                  FROM THE INCEPTION OF INCORPORATION
                    MAY 4, 1998 TO JANUARY 31, 1999
                                 ($US)

   1. ORGANIZATION

      The company, incorporated on May 4, 1998 in New Hampshire, was formed to manufacture and sell railway level crossings to the railroad industry. The company is devoting all its efforts to establishing a new business. Planned principal operations have not yet started.

   2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER
      INFORMATION

      a) Stock Based Compensation

      The Financial Accounting Standards Board (FASB) recently issued Statement of Financial Accounting Standards (SFAS) No. 123,
"Accounting for Stock-Based Compensation." This new standard encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments based on a fair-value method of accounting.

      Companies that do not choose to adopt new expense recognition rules of SFAS No. 123 will continue to apply the existing accounting rules contained in Accounting Principles Board Opinion (APBO) No. 25, but will be required to provide proforma disclosures of the compensation expense determined under the fair-value provisions of SFAS No. 123, if material. APBO No. 25 requires no recognition of compensation expense for most of the stock-based compensation arrangements provided by the Company, namely, option grants where the exercise price is equal to the market price at the date of the grant.

      The Company has adopted the disclosure provisions of SFAS No. 123 effective June 30, 1998. The Company has opted to follow the accounting provisions of APBA No. 25 for stock-based compensation and to furnish the proforma disclosures required under SFAS No. 123.

      b) Going Concern

      The accompanying statement of financial condition has been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's continuation as a going concern is dependant upon its ability to raise capital from outside sources.

                AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
                   (A Development Stage Corporation)

             NOTES TO THE STATEMENT OF FINANCIAL CONDITION

                  FROM THE INCEPTION OF INCORPORATION
                    MAY 4, 1998 TO JANUARY 31, 1999
                                 ($US)

   2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER
      INFORMATION (CONT'D)

      c) New Accounting Standards

      The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standard (SFAS) No. 128, "Earnings Per Share." This statement specifies the computation, presentation, and disclosure requirements for earnings per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings per share and diluted earnings per share.

      The Company is required to adopt the provisions of SFAS No. 128 beginning on June 30, 1998. Management does not believe the adoption of this standard will have a material effect on the financial statements.

      d) Offering Costs

      Offering costs will be capitalized as incurred and will be recognized as a reduction of the gross proceeds of the Company's offering of its common stock. If the offering is deemed unsuccessful, any such costs incurred will be expensed in the period the offering is deemed unsuccessful.

      e) Revenue Recognition:

      Revenue is to be recognized when product is shipped FOB shipping point.

      f) Income Taxes

      The company will account for income taxes using the asset and liability method as required by FAS 109. Deferred income taxes will reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

      g) Fixed Assets

      Fixed assets additions will be capitalized at cost and amortized over their expected useful lives.

                AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
                   (A Development Stage Corporation)

             NOTES TO THE STATEMENT OF FINANCIAL CONDITION

                  FROM THE INCEPTION OF INCORPORATION
                    MAY 4, 1998 TO JANUARY 31, 1999
                                 ($US)

   2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER
      INFORMATION (CONT'D)

      h) Deferred Charges

      The company has incurred certain consulting and professional fees as well as some product development costs. These amounts have been accounted for as deferred charges and will not be expensed until the Company commences operations. When the Company starts operations these amounts will be amortized over five years.

   3. CAPITAL STOCK

      AUTHORIZED:

      50,000,000 Common shares at $0.0001 par value.
      25,000,000 Preferred shares at $0.0001 par value.

      ISSUED

      9,726,489  Common shares              $    973
                                            =========

   4. RELATED PARTY TRANSACTIONS

      The Company purchased patents and entered into a non-compete agreement with the Chairman and principal shareholder of the Company for which he received 4,520,239 shares of common stock of the Company. The patents were acquired for $50,000 and the non-compete agreement for a nominal value of $1.

      The Company acquired certain assets from Ameri-Can Equipment & Leasing Inc. (a company owned by the Chairman and principal shareholder of the company) for 50,000 shares of the Company's common stock valued at $5,000 representing acquired purchase orders, contracts and goodwill (reflected as "other assets" in the balance sheet).

      Other officers, directors and management of the Company purchased their stock for $5,000 plus entering into a non-compete agreement for which no value was given on the financial statements.

                AMERI-CAN RAILWAY SYSTEMS, INCORPORATED
                   (A Development Stage Corporation)

             NOTES TO THE STATEMENT OF FINANCIAL CONDITION

                  FROM THE INCEPTION OF INCORPORATION
                    MAY 4, 1998 TO JANUARY 31, 1999
                                 ($US)


   4. RELATED PARTY TRANSACTIONS (CONT'D)

      On June 20, 1998 the officer, directors and certain members of the advisory board entered into a "lock-up agreement" with the Company, agreeing to withhold from sale, for a period of two years, any shares of the Company's common stock which they own directly or deemed to own beneficially. For this agreement they each received 500 shares which are not locked up. The total number of these shares locked-up is 6,811,489.

      On June 20, 1998 the Company adopted the Equity Incentive Plan to provide directors, officers and certain key employees with additional incentives. 4,500,000 shares of common stock have been reserved for issuance pursuant to stock options and stock awards. The exercise price of all incentive stock options granted may not be less than the fair market value of the underlying common stock at the date of grant. To date, no shares have been issued pursuant to this plan. The Equity Incentive Plan will be administered by a committee of two or more non-employee members of the Company's Board of Directors.

      Options to purchase 500,000 of the Company's common stock have been granted to certain consultants of the company. The options have a term of five years and are vested upon the date of the grant.